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SIGHT RESOURCE CORPORATION ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING AND
ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

HOLLISTON, Mass.--July 13, 2001--SIGHT RESOURCE CORPORATION (OTC: VISN), a leading provider of primary eye care products, services, and managed vision care programs today announced the results of its Annual Stockholder Meeting. The following proposals were approved:

     o the increase of the maximum number of shares of common stock from 400,000 shares to 2,250,000 shares for which stock options may be granted to any participant in any consecutive three-year period under the Company's 1992 Employee, Director and Consultant Stock Option Plan, as amended;

     o the election of E. Dean Butler, Christian Callsen and Russell Taskey to the Company's Board of Directors; and

     o ratification of the appointment of KPMG LLP as independent public accountants for the Company.

Proposal 1 to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares under the Company's Certificate of Incorporation did not receive sufficient votes for approval and the Board of Directors has determined that Proposal 2 to increase the maximum number of shares of common stock from 1,850,000 shares to 6,500,000 shares for which stock options may be granted under the Company's 1992 Employee, Director and Consultant Stock Option Plan be kept open. Accordingly, the stockholders meeting was adjourned to Friday, July 20, 2001 to solicit additional proxies for each of Proposal 1 and Proposal 2. The meeting will reconvene at 10:00 a.m. EST, on Friday, July 20, 2001 at the offices of the Company's legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at One Financial Center, Boston, MA 02111.

Of the votes cast to date, over 92% of the votes overwhelmingly supported Proposal 1 and over 88% of the votes overwhelmingly supported Proposal 2, but a substantial number of stockholders have not yet voted. The short time frame between the mailing of the Company's Proxy Statement and the meeting date coupled with the fact that a significant number of shares are held in street name by a disparate group of stockholders, dictated the need to adjourn the meeting. In order for the Company to complete a proposed merger with eyeshop.com inc., common stock financings to raise an aggregate of $2.3 million and to comply with certain covenants required by its senior lender, such proposals must be approved. The Company requests that all of its stockholders vote on such proposals.

For reasons set forth in the proxy statement previously mailed to all stockholders, the Company's Board of Directors unanimously has approved and recommends a vote "for" each of Proposal 1 and Proposal 2.

In addition, stockholders who may have previously mailed proxies may change their vote regarding Proposal 1 or Proposal 2 by delivering to the Company a signed proxy bearing a later date.

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Further, any stockholder who has executed a proxy but is present at the continuation of the annual meeting on July 20, 2001 and who wishes to vote in person on Proposal 1 or Proposal 2 may do so by revoking his or her proxy in writing at the continuation of the annual meeting.

Sight Resource Corporation is one of the country's leading providers of primary eye care products and services including managed vision care programs, operating 121 primary eye care centers in the U.S. The Company provides a full range of eyewear, contact lenses, prescription and non-prescription sun wear, and a complete line of accessories through an integrated network of opticians, optometrists, and ophthalmologists affiliated with its primary eye care chains:
Cambridge Eye Doctors in Massachusetts and New Hampshire, E.B. Brown Opticians in Ohio and Pennsylvania, Eyeglass Emporium in Indiana, Kent Optical in Michigan, Shawnee Optical in Pennsylvania and Ohio, Vision Plaza in Louisiana and Mississippi, and Vision World in Rhode Island.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact are forward-looking statements based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Risks and additional factors affecting the Company's business including, without limitation, those described under "Business Risks and Cautionary Statements" in the Company's Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 30, 2000, filed with the Securities and Exchange Commission.

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Contact:

Carene Kunkler
Sight Resource Corporation
508-429-6916

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